UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Peerless Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

This DEFA14A is being filed to revise the definitive additional soliciting materials filed by Peerless Systems Corporation on May 8, 2007.

On May 21, 2007, Peerless Systems Corporation issued a correction to a press release previously issued by Peerless on May 8, 2007, with respect to paragraphs 4 and 5 on page 2 of the previous press release. The press release issued by Peerless Systems Corporation on May 21, 2007 is as follows:

For Immediate Release

CORRECTION:

EL SEGUNDO, Calif., May 21, 2007 - A correction is being issued with respect to the press release previously issued by Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, on May 8, 2007, with respect to paragraphs 4 and 5 on page 2 of the previous press release. The complete and corrected version follows:

Peerless Systems Corporation Comments on Pembridge Announcement

EL SEGUNDO, Calif., May 8, 2007 - Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today confirmed that it had received on or about April 27, 2007 a notice from Pembridge Value Opportunity Fund LP and Whitehall Capital Investors IV, two dissident hedge funds, that they were attempting to nominate three directors for election to Peerless’ board of directors at its upcoming 2007 annual meeting of stockholders to be held on June 11, 2007.

Richard L. Roll, the President and Chief Executive Officer of Peerless said “Peerless is always willing to engage in constructive dialog with its stockholders regarding maximizing shareholder value.”

Mr. Roll, who was appointed as the Company’s new chief executive approximately five months ago, added “I think it is important for our shareholders to remember that our board of directors and executive management team recently undertook a thorough, bottom-up review of Peerless’ business and operations, including our research and development initiatives.”

“Based on the results of that review, we have implemented a major restructuring plan and updated our corporate strategy by:

•	Streamlining our business and improving operational efficiencies;

•	Re-evaluating, refocusing and rationalizing our research and development programs;

•	Terminating several programs that we concluded would not deliver an adequate return on investment;

•	Focusing additional resources on the most promising programs for positive returns on investment;

•	Successfully executing definitive agreements pursuant to our long-term development agreement with Kyocera Mita Corporation; and

•	Appointing William B. Patton, a seasoned technology and business executive, to our board of four directors.”

“We believe that these efforts will improve our financial and operational performance and will ensure our increased competitiveness.”

Roll went on to say, “Our board of directors, together with our industry seasoned management, is actively engaged and recognizes its duty to continually explore all strategic alternatives to maximize shareholder value. That is why, as part of a comprehensive review of our business, Peerless’ board of directors and management, who are extremely knowledgeable about the industry in which Peerless operates, have continued to consider and evaluate various strategic alternatives.”

The Company noted that, over the past several months, Peerless’ management has conducted a rigorous internal review of potential strategic acquisition, partnership and joint venture candidates, has contacted candidates that appeared most promising and has engaged in preliminary discussions. Management expects to be in a position soon to present to the board of directors those opportunities which it believes will best maximize shareholder value, although there can be no assurance that these efforts will result in an acquisition, joint venture or strategic relationship. The Company believes the uncertainty created by a change in control of the board and the subsequent actions of the three dissident directors would jeopardize those efforts.

“The principals of Pembridge, who to our understanding only very recently acquired shares in Peerless, are not privy to the details of our strategic plans or the status thereof,” Roll said. “We have requested that they execute a non-disclosure agreement so that we might provide them with important information regarding our industry, strategy and opportunities. Unfortunately, they have thus far refused our offer.”

“In light of the opportunities we are pursuing, we strongly disagree with Pembridge that a large special dividend or a significant purchase of Peerless common stock would maximize value for our shareholders. To the contrary, these approaches are inconsistent with our need to retain capital to fund research and development in our core business and pursue growth opportunities such as strategic acquisitions, partnerships and joint ventures. As we previously announced, we anticipate a reduction in cash flow in the second and perhaps the third quarter of this fiscal year, which would be exacerbated by Pembridge’s proposals of a dividend or stock repurchase.”

Roll added, “Concurrent with the Company’s exploration of strategic growth opportunities we have maintained a steadfast focus on sustaining strong and productive relationships with the Company’s OEM customers. These relationships, which include our partnership with Kyocera Mita, are critical to our success.”

“We are happy to discuss with Pembridge their proposals for maximizing shareholder value at their convenience.”

“In the meantime, our Nominating and Corporate Governance Committee is assessing a variety of factors associated with the Pembridge notice, including its timeliness.”

Information About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, the statements that: our financial and operational performance will improve; we will have increased competitiveness; management expects to be in a position soon to present to the board of directors potential strategic acquisition, partnership and joint venture candidates which it believes will best maximize shareholder value, and our anticipation of a reduction in cash flow in the second and third quarter of this fiscal year. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements, including, without limitation, the risk that we will not be successful in implementing our restructuring plan and strategy; the possibility that we may not realize operational efficiencies or be successful in our research or development efforts; or the risk that we may not be successful in identifying, negotiating, closing or integrating any acquisition, joint venture or strategic relationship.

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

Important Additional Information Will Be Filed with the SEC

Peerless Systems Corporation will file a proxy statement in connection with its 2007 annual meeting of stockholders. Peerless’ stockholders are strongly advised to read the proxy statement and the accompanying BLUE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Peerless Systems Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Peerless’ Internet website at www.peerless.com or by writing to Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California, 90245. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or call collect at (212) 929-5500 or by email at proxy@mackenziepartners.com.

Information Regarding Participants

Peerless Systems Corporation, its directors and named executive officers and certain of its employees may be deemed to be participants in a solicitation of Peerless Systems Corporation’s security holders in connection with its upcoming 2007 annual meeting of stockholders. Each of the directors of Peerless Systems Corporation and each of the officers and employees of Peerless Systems Corporation who may be deemed to be participants in the solicitation are listed below, together with the number of equity securities of Peerless Systems Corporation beneficially owned by each of these persons as of May 2, 2007.

Name	Title	Shares of Common Stock Beneficially Owned
Robert G. Barrett	Director	103,691
Louis C. Cole	Director	—
Alan D. Curtis	Vice President, Corporate Development	3,032
Edward M. Gaughan	Vice President, Sales & Marketing	—
William B. Patton, Jr.	Director	—

Eric Random	Vice President, Engineering	2,469
Richard L. Roll	President, Chief Executive Officer and Director	—
John V. Rigali	Vice President, Finance, and Chief Financial Officer	—
Cary A. Kimmel	Vice President, Business Development	22,351
Robert T. Westervelt	Vice President, Chief Technology Officer	875
____________

This table is based upon information supplied by officers and directors of Peerless Systems Corporation. Subject to community property laws, where applicable, Peerless Systems Corporation believes that each of the officers and directors named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Contacts

Peerless Systems Corporation:
John Rigali
Chief Financial Officer
(310) 297-3146

Media Contact:
Joele Frank or Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investors Contact:
Geoff High
Pfeiffer High Investor Relations, Inc.
(310) 297-3172

Source: Peerless Systems Corporation

* * * * *
End of Press Release issued on May 21, 2007 by Peerless Systems Corporation

Important Additional Information and Where to Find It

Peerless Systems Corporation filed a preliminary proxy statement in connection with its 2007 annual meeting of stockholders on May 11, 2007, as revised on May 21, 2007. Peerless’ stockholders are strongly advised to read the preliminary proxy statement and the accompanying BLUE proxy card, as they contain important information. When completed, a definitive proxy statement and an accompanying BLUE proxy card will be mailed to Peerless' stockholders. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Peerless Systems Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Peerless’ Internet website at www.peerless.com or by writing to Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California, 90245. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or call collect at (212) 929-5500 or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Peerless' shareholders is available in the Preliminary Proxy Statement filed with the Securities and Exchange Commission on May 11, 2007, as revised on May 21, 2007.